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                     EXHIBIT 10.39 -- MANAGEMENT AGREEMENT

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                              MANAGEMENT AGREEMENT

      THIS MANAGEMENT AGREEMENT is effective as of the 1st day of July, 2004 and is by and between WS Telecom, Inc. d/b/a eXpeTel Communications, a Mississippi corporation and its subsidiaries ("eXpeTel") and XFone USA, Inc., a Mississippi corporation ("XFone USA" or "Manager") and Ted Parsons and Wade Spooner (each a "Guarantor" and collectively the "Guarantors") (referred to collectively hereinafter as "the Parties").

                                   WITNESSETH:

      WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger dated as of May 28, 2004 (the "Merger Agreement") among eXpeTel, XFone USA and XFone, Inc. (the "Parent"), eXpeTel is to be merged with and into XFone USA (the "Merger") for the Merger Consideration to be paid by Parent (capitalized terms not otherwise defined herein shall have the meaning as set forth in the Merger Agreement); and

      WHEREAS, certain regulatory approvals are required before the Merger may be consummated and the parties desire that XFone USA provide management services to eXpeTel in accordance with the terms of this Agreement pending the consummation of the Merger.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

      1. Retention of XFone USA. eXpeTel does hereby hire and appoint XFone USA as Manager to be responsible for the operation and management of all of eXpeTel's business operations (the "Business") and XFone USA hereby accepts such appointment as Manager and shall manage the operations of the Business upon the terms set forth herein. The management services to be performed by Manager under this Agreement shall be performed by Manager as agent for eXpeTel and without limiting the foregoing, eXpeTel hereby grants the Manager the authority and powers necessary for the management of the Business in the ordinary and usual course of business generally consistent with past practice, including, without limitation, the following:

            (a) Personnel. Supervising the current employees and independent contractors of eXpeTel with the Manager having the authority to hire, discharge and direct such personnel for the conduct of the Business.

            (b) Accounting. Supervision and administration of all accounting and the maintenance of all books and records for the Business, including, without limitation, (i) all billing, communications and other services provided to customers serviced under eXpeTel's licenses; (ii) collection on behalf of eXpeTel of all fees, charges and other compensation relating to the Business;
(iii) review of all bills received for services, work or supplies in connection with maintaining and operating the Business and paying all such bills as and when the same shall become due and payable except for the Special Liabilities (as defined in the Merger Agreement); and (iv) preparation on a monthly basis of a balance sheet and income and expense statement with respect to the Business.

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            (c) Contracts. Maintain all existing contracts necessary for the operation of the Business and the authority to enter into or renew contracts in eXpeTel's name as necessary for the continuing operation of the Business provided that the consent of eXpeTel shall be required for any new contracts or renewals of existing contracts that are not terminable on 60 days notice, or that require the commitment of more than $5,000.00, which is not included in an approved operating budget.

            (d) Policies/Procedures. Preparation of all policies and procedures for the operation of the Business.

            (e) Budgets. Preparation of all operating, capital or other budgets which shall be prepared and submitted on a schedule to be approved by the Parties.

      2. Assignment of Revenues and Payment of Expenses.

            (a) For and in consideration of the management services to be provided hereunder, eXpeTel hereby assigns and transfers to Manager all revenues generated from the operations of the Business (the "Revenues"), to be used in accordance with this Agreement and Manager agrees to pay and cause to be paid from the Revenues the normal operating, maintenance, administrative, and similar expenses of the Business incurred in the ordinary course of business during the term hereof, exclusive of the Special Liabilities (as defined in the Merger Agreement) ("Expenses").

            (b) eXpeTel shall designate the Manager as the controlling party of the current operating accounts of the Business (the "Accounts") and all funds collected from the operations, fees, sales and other collections and operations of the Business shall be deposited in the Accounts and the Manager shall control and have authority with respect to all disbursements from said Accounts and the Manager agrees that the normal operating expenses shall be paid from the Revenues collected and deposited in such Accounts and then to the extent of available funds, the Special Liabilities and other non-recurring liabilities shall be paid.

      3. Loans by Manager. The Manager, in its discretion, shall have the right to make advances or loans (the "Manager Loans") to eXpeTel payable on demand (or if no demand payable in equal quarterly installments of principal and interest) for an amount up to $500,000.00, with interest at 7% per annum from the date advanced until paid for the payment of any amounts due during the term of this Management Agreement under any of the Special Liabilities (as defined in the Merger Agreement) or for any other liabilities the Manager deems appropriate for which there are not sufficient Revenues generated to pay such debts and expenses. eXpeTel, by execution of this Agreement, grants to the Manager a security interest in all of the assets, whether now owned or hereafter acquired and wherever located, of WS Telecom, Inc. and its subsidiaries eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. including without limitation, all accounts, goods, equipment, inventory, contracts and contract rights, instruments, chattel paper, securities and other investment property. The Manager is hereby authorized to file such financing statements and amendments thereto and continuations thereof in such offices as necessary to perfect the security interest granted hereby.

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      The Guarantors, by execution hereof, jointly and severally, unconditionally guarantee the prompt payment as and when due whether at maturity or by acceleration or otherwise of the Manager Loans, together with any and all interest or other amounts due with respect to the Manager Loans and any renewals, extensions or amendments of the Manager Loans. The obligations of each Guarantor hereunder shall constitute a present and continuing guaranty of payment and not of collectibility only, shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction or defense Guarantor may at any time have against Manager or any other person, and shall remain in full force and effect without regard to any event whatsoever (whether or not Guarantor shall have any knowledge or notice thereof or shall have consented thereto), including without limitation: (1) any extensions, renewals or changes in form of this Agreement or any other documents evidencing the Manager Loan (the "Manager Loan Documents"), as the same may be amended and/or supplemented from time to time, any assignment or transfer of any part thereof, any renewals or extension of the terms of payment under any of the Manager Loan Documents or the granting of time in respect of the payment thereof, or any furnishing or acceptance of security or any release of any security so furnished or accepted in connection with any of the Manager Loan Documents; (2) any waiver, consent, extension, forbearance or other action or inaction under or in respect of this Guaranty or the Manager Loan Documents, or any exercise of or failure to exercise any right, remedy or power in respect hereof or thereof; (3) any failure, neglect or omission of Manager to protect, in any manner, the collection of the Manager Loans, or any portion thereof, or any security given therefor; (4) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to eXpeTel; or (5) any default by eXpeTel, Guarantor or party to any of the Manager Loan Documents, or the invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, any of the Manager Loan Documents.

      In the event of exercising the abovementioned guarantee, the Guarantors will have six months to pay the Manager all amounts due pursuant to the provisions of this Section 3.

      4. Terms. The term of this Agreement shall commence on the date hereof and shall continue until the consummation of the Merger, provided that this Agreement may be terminated by either party at any time after December 31, 2004 upon 30 days prior notice.

      5. Termination Fee. In the event that the Agreement is terminated by either party as provided in Paragraph 4 (other than due to the consummation of the Merger), then the Parties agree that the "Net Revenue" or "Net Loss" during the term of this Agreement shall be divided 50% to eXpeTel and 50% to the Manager, provided that in the event the Manager or any of its affiliates has made any Manager Loans to eXpeTel, that the Manager may offset against any amounts due under any Manager Loans any amounts due to eXpeTel for the "Net Revenue" and in the event there is a "Net Loss", then eXpeTel's share of the "Net Loss" shall be added to the principal due under the Manager Loans. If this Agreement is terminated due to the consummation of the Merger, then in such event the Manager shall be entitled to all the Net Revenues or Net Losses. For purposes of this section "Net Revenue" is the excess of gross revenues derived from the Business during the Term, over expenses paid and losses incurred during the Term, and "Net Loss" is the excess of expenses paid and losses incurred during the Term, over gross revenues derived from the Business during the Term.

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      6. Insurance. eXpeTel shall include the Manager as an additional insured on all insurance currently maintained and such insurance shall continue throughout the term of this Management Agreement.

      7. Independent Contractor. It is the expressed intent of eXpeTel, on the one hand, and Manager, on the other hand, that neither a partnership, joint venture, nor employment relationship is created between the Parties by this Agreement; rather, it is the express intent of the Parties that this Agreement represents an independent contractor relationship under which eXpeTel is retaining the services of Manager.

      8. Force Majeure. The obligations of the Parties hereto shall be excused during such time as, and to the extent that, performance is prevented by any occurrence or act beyond their respective control and not due to their fault or negligence, including, without limitation, action of the elements, riots, fire, terrorism, war, acts of God, and any ruling, ordinance, law or regulation of any local, state or federal governmental body having jurisdiction over either party.

      9. Compliance with Law. Each of the Parties shall comply in all material respects with all applicable laws and regulations. Manager and eXpeTel shall immediately notify the other of any pending or threatened action by the FCC, PSC or any other Governmental Authority or third party to suspend, revoke, terminate, or challenge the licenses, or otherwise investigate the licenses of eXpeTel. eXpeTel shall cooperate with Manager to assist Manager in fulfilling Manager's obligations under the terms of this Agreement.

      10. Modifications. This Agreement constitutes the entire understanding and agreement between the Parties and it may not be altered or amended in any way whatsoever except in writing and signed by all of the Parties hereto.

      11. Confidentiality. During the term of this Agreement, each party will have access to certain confidential information of the other party, including but not limited to trade secrets, financial data and projections, data regarding suppliers and customers operations methods and practices, and marketing and sales approaches (the "Confidential Information"). Each party acknowledges that all Confidential Information which may be disclosed to it by the other party or which may come to the attention of such party (or its agents) in connection with the provision of services under this Agreement is confidential. Accordingly, each party agrees not to disclose such Confidential Information (or suffer its agents to disclose such Confidential Information) unless required to do so by law or unless such party has first obtained the prior written consent of the other party. Each party further agrees not to use such Confidential Information (or suffer its agents to use such Confidential Information) in any manner except in connection with the performance of the services described in this Agreement. Each party further agrees to take reasonable steps necessary to insure that no disclosure or use prohibited by this paragraph is made, including, without limitation, those steps, which a reasonable person would take to protect his own information, data or other tangible or intangible property, which he regards as proprietary or confidential. Upon breach of this paragraph, the non-breaching party shall be entitled to injunctive relief, either pending litigation or permanently or both, against the breaching party, since the Parties acknowledge that a remedy at law would be inadequate and insufficient. In addition, the non-breaching party shall be entitled to recover such damages as it may demonstrate as sustained by reason of such breach. Nothing contained herein or in any other provision of this Agreement shall be construed as limiting a party's remedies under this paragraph in any manner.

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      12. Delegation and Assignment. Except as expressly provided herein, no party shall delegate its duties or assign its rights hereunder in whole or in part, without the prior written consent of the other.

      13. Notices. All notices required to be given hereunder shall be in writing and shall be deemed given if delivered in person, transmitted by electronic facsimile, or deposited in United States first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the Parties as set forth opposite their respective names below. Notice shall be deemed given on the date it is personally delivered, on the date it is transmitted by electronic facsimile, or on the date it is deposited in the mail, as indicated by the United States postmark thereon, in accordance with the foregoing. Any party may change the address or facsimile number at which to send notices by notifying the other party of such change of address or facsimile number in writing in accordance with the foregoing.

      14. Further Assurances. Each of the Parties hereto shall execute and deliver all documents, papers and instruments necessary or convenient to carry out the terms of this Agreement.

      15. Entire Agreement. The Parties acknowledge and agree that this document, together with all other documents expressly referred to herein, constitutes the entire agreement between the Parties. Except as set forth in such other documents (including the exhibits and schedules thereto and ancillary agreements referenced therein), no representatives, promises, conditions or warranties with reference to the execution of this document have been made or entered into between the Parties hereto.

      16. Waiver of Provisions. Any waiver of any term and condition hereof must be in writing and signed by the party giving the waiver. A waiver of any of the terms and conditions hereof shall not be construed as a waiver of any other terms and conditions hereof.

      17. Captions. Any captions to or headings of the articles, sections, subsections, paragraphs or subparagraphs of this Agreement are solely for the convenience of the Parties, are not a part of this Agreement, and shall not be used for the interpretation or determination of validity of this Agreement or any provision hereof.

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      18. Severability. The invalidation of any clause or provision of this
Agreement shall have no effect on the remaining provisions of this Agreement, and as such, the remaining Agreement shall remain in full force and effect, and be interpreted as consistently as possible.

      19. Authority. The Parties hereto represent and warrant that all necessary corporate action required to approve and authorize the execution of this Agreement has been accomplished and that this Agreement is a legally binding obligation of the Parties.

      20. Counterparts/Facsimile Delivery. This Agreement and any subsequent amendments may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement and any subsequent amendments may be signed and delivered by facsimile transmission, which delivery shall have the same binding effect as delivery of the document containing the original signature. At the request of any party, any document delivered by facsimile signature shall be followed by or re-executed by all Parties in an original form, provided that the failure of any party to do so will not invalidate the signature delivered by facsimile transmission.

      21. Mississippi Law. This Agreement shall be governed by the laws of the state of Mississippi.

     (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

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         IN WITNESS WHEREOF, the Parties have executed this Agreement effective the day and year first above written.


XFone USA, Inc.                          WS Telecom, Inc. d/b/a eXpeTel
                                           Communications


By:                                      By:
   ---------------------------------        ------------------------------------
   Guy Nissenson, President                 Wade Spooner, President

Address:   Britannia House
           960 High Road                   eXpeTel Communications, Inc.
           London, N129RY
           United Kingdom
Telephone: +44 208-446-9494              By:
                                            ------------------------------------
Facsimile: +44 208-446-7010
Wade Spooner, President
Email: guy@xfone.com


Gulf Coast Utilities, Inc.
with copy to:

The Oberon Group, LLC                    By:
                                            ------------------------------------
79 Madison Ave., 6th Floor
Wade Spooner, President
New York, NY 10016
Attention:        Adam Breslawsky
                                            -----------------------------------
Facsimile:        212-447-7212
Wade Spooner, Individually
Email: adam@oberongroup.com

                                         Ted Parsons, Individually

                                         Address: 2506 Lakeland Drive, Suite 100
                                         Flowood, MS  39232

                                         Telephone:        601-664-1008

                                         Facsimile:        601-664-1190

                                         Email:            wspooner@expetel.com

                                         tparsons@expetel.com

                                         Watkins Ludlam Winter & Stennis, P.A.
                                         633 North State Street (39202)
                                         P. O. Box 427 Jackson, MS 39205-0427
                                         Attention:    Gina M. Jacobs
                                         Telephone:    601-949-4705
                                         Facsimile:    601-949-4804
                                         Email:        gjacobs@watkinsludlam.com